Exhibit 99.1

N E W S   R E L E A S E

For Immediate Release

Contact:	HemaCare Corporation
Pete van der Wal, Chief Executive Officer
877-310-0717
www.hemacare.com

RELEASE DATE:  July 11, 2011

HEMACARE SELLS RED BLOOD CELL COLLECTION
OPERATION ASSETS TO AND ENTERS INTO A MULTI-YEAR PLATELET SUPPLY
AGREEMENT WITH THE AMERICAN RED CROSS

LOS ANGELES - HemaCare Corporation (OTCBB:HEMA) announced today that it has reached a definitive agreement to sell certain assets of its Blood Services operations to the American Red Cross.  Under the terms of the sale, which closed today, HemaCare sold its red blood cell collection operation assets to the American Red Cross.  The sale does not include HemaCare’s platelet collection business.

Pete van der Wal, HemaCare’s Chief Executive Officer, said, “This transaction will enable us to better focus on our most profitable growth opportunities, while also providing us with cash to support geographic expansion of our rapidly growing cell therapy collection capabilities.”

Under the terms of the agreement, the American Red Cross acquired HemaCare’s red blood cell collection operation assets in Los Angeles and Maine, consisting primarily of equipment, vehicles and business records, for an aggregate purchase price of $3.0 million plus an additional amount equal to the value of HemaCare’s inventory of blood products on the closing date.  The parties also entered into a multi-year platelet purchase agreement pursuant to which HemaCare will sell to the American Red Cross a minimum of 7,000 units of single donor platelets per contract year.

As a result of the sale, HemaCare will effect a reduction in force of approximately 100 employees in California and Maine, and HemaCare will incur a third quarter charge of approximately $900,000 associated with this action.

HemaCare will hold an investor call to discuss the sale transaction at 4:30 p.m. Eastern Time; 1:30 p.m. Pacific Time on Monday, July 11, 2011.  To attend the call, please dial 877-317-6789 toll free or toll/international at 412-317-6789 approximately 10 minutes prior to the conference start time and ask for the HemaCare investor call/confirmation number 00451997.

15350 Sherman Way, Suite 350, Van Nuys, CA  91406     •      Phone 818.226.1968     •      Fax 818.251.5300

A replay of the investor call will be available from 7:30 p.m. Eastern Time; 4:30 p.m. Pacific Time from July 11, 2011 through 11:59 p.m. Eastern Time; 8:59 p.m. Pacific Time July 18, 2011 To listen to the replay please call 877-870-5176 toll free or toll/international 858-384-5517.  Use the replay PIN number:  00451997.

About HemaCare Corporation

HemaCare Corporation is a blood services company serving healthcare providers and the scientific community.  HemaCare and subsidiaries provide human-derived biological products, perform therapeutic apheresis services, and facilitate the implementation of cellular therapy-based trials.

This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended).  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and similar expressions.  The forward-looking statements in this press release include statements about the growth of HemaCare’s cell therapy collection capabilities and the minimum amount of single donor platelets that HemaCare may sell to the American Red Cross under the parties’ blood supply agreement.  Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified.  Such risks and uncertainties include, without limitation, the risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein.  The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

15350 Sherman Way, Suite 350, Van Nuys, CA  91406     •      Phone 818.226.1968     •      Fax 818.251.5300